EXHIBIT 99.2

TD Banknorth Inc. to Present at Sandler O'Neill West Coast
Financial Services Conference

PORTLAND, Maine--March 4, 2005--TD Banknorth Inc. (NYSE:
BNK) announced today that William J. Ryan, Chairman, President, and Chief Executive Officer, will present at the Sandler O'Neill West Coast Financial Services Conference at the Four Seasons Resort, Aviara in Carlsbad, California from 8:55 a.m. - 9:25 a.m. (CST) on Thursday, March 10, 2005.
A live webcast of the conference will be available at http://www.iian.ibeam.com/events/thom001/031005a_mv/. The webcast is also accessible via the website, http://www.sandleroneill.com. Shortly after the conference, a replay of the webcast will be available for a period of 30 days from the Investor Relations section of the TD Banknorth website at www.banknorth.com.

About TD Banknorth Inc.

At December 31, 2004, TD Banknorth Inc. headquartered in Portland, Maine, had assets of $28.7 billion and provided financial services to more than 1.3 million households in the northeast. TD Banknorth's banking subsidiary, Banknorth, N.A., operates banking divisions in Connecticut (Banknorth Connecticut); Maine (Peoples Heritage Bank); Massachusetts (Banknorth Massachusetts); New Hampshire (Bank of New Hampshire); New York (Evergreen Bank); and Vermont (Banknorth Vermont). TD Banknorth and Banknorth, N.A. also operate subsidiaries and divisions in insurance, money management, merchant services, mortgage banking, government banking and other financial services and offers investment products in association with PrimeVest Financial Services, Inc. TD Banknorth Inc. trades on the New York Stock Exchange under the symbol "BNK".

CONTACT:  TD Banknorth Inc.
          Jeffrey Nathanson, (207) 761-8517